Exhibit 99.1

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

   COMPANY CONTACTS:
     Bradley B. Buechler               David B. Mueller            Randy
     C. Martin
     Chairman, President and    Executive Vice President and  Vice
     President-Finance and
     Chief Executive Officer        Chief Operating Officer     Chief
     Financial Officer
     (314) 721-4242                     (314) 721-4242           (314) 721-
     4242



FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 7, 1999

         SPARTECH CORPORATION ANNOUNCES RECORD FISCAL 1999 RESULTS
                      AND INCREASES QUARTERLY DIVIDEND
                    _________________________________________

Fiscal Year Highlights:
    Net Sales increased 17% to $767.9 million
    Operating Margin improved to $87.7 million or 11.4% of sales
    Net Earnings increased 28% to $43.1 million
    Eighth consecutive year of record sales and earnings

Financial Summary
(Dollars in thousands, except per share data)
                              Three Months Ended            Fiscal Year Ended
                                (Unaudited)      %           (Audited)        %
                            10/30/99  10/31/98 Change    10/30/99  10/31/98 Change
OPERATING RESULTS
Net Sales                   $201,333  $ 177,365   14%    $767,873  $653,855     17%
Operating Earnings          $ 22,913  $  18,967   21%    $ 87,707  $ 69,728     26%
Net Earnings                $ 11,394  $   8,816   29%    $ 43,071  $ 33,720     28%
EPS-Diluted                 $    .39  $     .31   26%    $   1.48  $   1.18     25%

 PERFORMANCE RATIOS
 Gross Margin                   18.1%      17.3%             17.8%     17.0%
 Operating Return on Sales      11.4%      10.7%             11.4%     10.7%
 Debt to Total Capitalization    49.0%      62.3%             49.0%     62.3%
 Return on Average Equity       24.5%      23.2%             25.1%     23.9%


"Spartech's record sales and earnings performance in 1999 was fueled by a combination of recent strategic acquisitions, more than 30 new product transformations, and ongoing production efficiency improvement efforts."

              --Bradley B. Buechler, Chairman, President and Chief Executive
                                    Officer--
                                     -more-


SPARTECH CORPORATION
FISCAL 1999 RESULTS
ADD 1


        SPARTECH CORPORATION ANNOUNCES RECORD FISCAL 1999 RESULTS

                    AND INCREASES QUARTERLY DIVIDEND


     St. Louis, Missouri, December 7, 1999 -- Spartech Corporation (NYSE:SEH) announced today record sales and earnings for its fiscal year ended October 30, 1999, citing recent acquisitions, new product transformations, and ongoing production efficiency improvement efforts.

     Sales for fiscal 1999 were $767.9 million, up 17% from the $653.9 million recorded in fiscal 1998, and operating earnings were $87.7 million for 1999, an increase of approximately 26% from the $69.7 million reported for fiscal 1998.
These increases resulted in record net earnings of $43.1 million, or $1.48 per diluted share for fiscal 1999, compared to the $33.7 million, or $1.18 per diluted share, reported last year.

     Commenting on the improved results, Spartech's Chairman, President and CEO, Bradley B. Buechler stated, "Fiscal 1999 was another excellent year for our Company, as we generated record financial results and strengthened our balance sheet with a focused inventory reduction program. In addition, building on our Four Cornerstones for Volume Growth and our Pyramids of Performance for earnings enhancement strategies, we completed five acquisitions, introduced five new
Alloy Plastics, participated in more than thirty successful product transformations, and produced a solid reduction in our conversion costs during the year. The benefits realized from recent strategic acquisitions--principally
Polycom (March '98), Lustro Plastics (January '99) & Alltrista Plastic Packaging
(May '99)--coupled with successful new product transformation and production efficiency improvement efforts, were the primary reasons for the Company's solid
1999 earnings performance--up 28% for the year."

     Mr. Buechler added, "This performance generated record cash flow from operations of more than $76 million and in connection therewith Spartech's Board of Directors declared a fourth quarter cash dividend of 8 1/2 cents per share, payable on January 19, 2000, to holders of record on January 5, 2000. This represents an increase of 21% over the Company's previous quarterly dividend rate of 7 cents per share and our 5th consecutive year of increased dividends."

     Spartech's Executive Vice President and Chief Operating Officer, David B.
Mueller, further discussed the Company's fourth quarter results by business segment:

     Extruded Sheet & Rollstock

     Sales increased 13% (including 6% base volume growth) to $130.4 million for the fourth quarter of 1999, as compared to the same three month period in 1998, with a solid 17% gain being recorded in operating earnings. Growth in the sale of recreation & leisure and specialty packaging products, increased production efficiencies, and contributions realized from our acquisitions of Lustro and Alltrista Plastic Packaging were the principal reasons for the unit's excellent operating earnings--$15.6 million in fiscal 1999.

                                     -more-


SPARTECH CORPORATION
FISCAL 1999 RESULTS
ADD 2


     Color & Specialty Compounds

     Sales for the Color & Specialty Compounds group grew 5% to $55.4 million in the fourth quarter of 1999, with a 7% increase in operating earnings for this group being realized as well. Volume increases at most of our Color &
     Specialty Compounds units, coupled with strong production efficiency efforts within this group, helped generate operating earnings of $7.4 million for the segment in 1999.

     Molded & Profile Products

     Sales increased 61% (including 29% base volume growth) to $15.5 million in the fourth quarter of 1999, with a 42% gain being recorded in operating earnings. A somewhat flat quarter for the molded products operations within this group was offset by solid internal growth at our profile products facilities and the October 1998 acquisition of Anjac-
     Doron.operating earnings totaled $2.1 million for this segment in the fourth quarter of fiscal 1999.

     Finally, Mr. Buechler stated, "Most economists are currently forecasting growth in the 3% range for calendar 2000. However, we are cautiously optimistic as we look ahead to the next 12 months and expect Spartech's recent year-to-year favorable comparisons to continue throughout fiscal 2000. Increased penetration into certain Alloy Plastics/Product Transformation markets--transportation, flooring and food packaging, in particular--along with several equipment installations recently made or scheduled to be made in early fiscal 2000 at our Extruded Sheet & Rollstock and Color & Specialty Compound facilities, should translate into further production efficiencies and improved overall margins next year."

     Spartech is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products which has annual production capacity of more than 1.5 billion pounds from its 43 facilities located throughout North America and Europe.

 Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended October 31, 1998, which is on file with the Securities and Exchange Commission.




                            -TABLE TO FOLLOW-



SPARTECH CORPORATION
FISCAL 1999 RESULTS
ADD 3



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

                              SPARTECH CORPORATION
                      (In Thousands, Except Per Share Data)





                    Three Months Ended (Unaudited)   Fiscal Year Ended (Audited)
                    Oct. 30,  Oct. 31,  Percent      Oct. 30,      Oct. 31,
Percent
                      1999      1998    Change          1999       1998   Change

Net Sales               $201,333  $177,365     14%        $767,873
$653,855    17%


Operating Earnings      $  22,913 $  18,967    21%       $  87,707      $
69,728    26%

Interest Expense &
 Preferred Stock
Distributions       $    4,206 $   4,154     1%      $  16,198     $  13,602
19%

Income Tax Provision   $    7,313 $   5,997    22%       $  28,438      $
22,406       27%


Net Earnings         $  11,394 $   8,816    29%     $  43,071      $  33,720
28%


Earnings Per Common
  Share - Diluted       $       .39 $      .31   26%    $      1.48 $      1.18
25%


Weighted Average
Common Shares
Outstanding-Diluted       30,774     28,503                 29,982     28,609


                                      -30-


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